Exhibit 5.2

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON
August 3, 2017
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) senior unsecured debt securities of the Company (the “Senior Debt Securities”), (iv) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors, (vi) warrants to purchase any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) and Share Purchase Contracts (as defined below) (the “Warrants”), (vii) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (viii) share purchase contracts of the Company with regard to Common Stock, Preferred Stock or other securities of the Company (the “Share Purchase Contracts”) and (ix) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares or Share Purchase Contracts (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Share Purchase Contracts and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.
Each series of Senior Debt Securities is to be issued pursuant to an indenture dated as of April 24, 2014, among Chesapeake, as issuer, the Subsidiary Guarantors, as guarantors, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee for the Senior Debt Securities (the “Senior Indenture”); and each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company, the Subsidiary Guarantors and the trustee thereunder (such indentures, together with the Senior Indenture, the “Indentures”). Each Indenture is to be supplemented by a supplemental indenture to be entered into by the Company, the Subsidiary Guarantors and the trustee thereunder in connection with each issuance of a series of Debt Securities.

Chesapeake Energy Corporation	2	August 3, 2017

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (ii) the certificates of incorporation or formation, as the case may be, and bylaws, limited liability company, limited partnership or operating agreements or other organizational documents, as the case may be, of each Subsidiary Guarantor, (iii) corporate, limited liability company or limited partnership, as applicable, records of the Company and the Subsidiary Guarantors and (iv) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.
In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and complete.
In connection with this opinion, we also have assumed that:
(i)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
(ii)    a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
(iii)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)    the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) and the board of directors (or equivalent thereof) of each Subsidiary Guarantor and the stockholders of the Company will have taken all necessary corporate, limited partnership or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;
(v)    a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the

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Subsidiary Guarantors, if applicable, and the other parties thereto (each, a “Purchase Agreement”);
(vi)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
(vii)    all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
(viii)    in the case of Debt Securities, (i) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (ii) the board of directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, will have taken all necessary action (corporate or other organizational) to authorize and establish the terms of the Guarantee included in such Debt Securities, and to authorize the terms of the offering and sale of such Guarantee and related matters; (iii) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); and (iv) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.
(ix)    in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) such Warrants and such warrant agreement will be governed by New York law, (iv) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;
(x)    in the case of Depositary Shares, (i) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any

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action with respect to the Preferred Stock underlying such Depositary Shares, (ii) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company, (iii) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (iv) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (v) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the depositary, (vi) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, (vii) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (viii) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;
(xi)    in the case of Share Purchase Contracts, (i) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto, (ii) such Share Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto and (iii) such Share Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;
(xii)    in the case of Units, (i) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include, (ii) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (iii) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable; and
(xiii)    the Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
1.The Debt Securities, Depositary Shares, Warrants, Share Purchase Contracts and Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other

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similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.
2.The Guarantees will, when issued, constitute legal, valid and binding obligations of the Covered Guarantors, enforceable against the Covered Guarantors in accordance with their respective terms and will have been duly authorized by all necessary corporate, limited liability company or limited partnership actions on the part of each of the Covered Guarantors and constitute legal, valid and binding obligations of the Covered Guarantors in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.
The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the State of Texas and applicable federal law, each as currently in effect. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation/Organization
Chesapeake AEZ Exploration, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma
Chesapeake E&P Holding, L.L.C.	Oklahoma
Chesapeake Energy Louisiana Corporation	Oklahoma
Chesapeake Energy Marketing, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Development Company, L.L.C.	Oklahoma
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Development, L.L.C.	Oklahoma
Chesapeake NG Ventures Corporation	Oklahoma
Chesapeake Operating, L.L.C.	Oklahoma
Chesapeake Plains, LLC	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
Chesapeake VRT, L.L.C.	Oklahoma
Compass Manufacturing, L.L.C.	Oklahoma
EMLP, L.L.C.	Oklahoma
Empress, L.L.C.	Oklahoma
GSF, L.L.C.	Oklahoma
MC Louisiana Minerals, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Nomac Services, L.L.C.	Oklahoma
Winter Moon Energy Corporation	Oklahoma
Northern Michigan Exploration Company, L.L.C.	Michigan
CHK Utica, L.L.C.	Delaware
Sparks Drive SWD, Inc.	Delaware
CHK Energy Holdings, Inc.	Texas
Empress Louisiana Properties, L.P.	Texas